Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) Of
The Securities Exchange Act of 1934

Date of Report:  November 19, 2007

RICK'S CABARET INTERNATIONAL, INC.
(Exact  Name  of  Registrant  As  Specified  in  Its  Charter)

Texas	000-26958	76-0037324
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10959 Cutten Road
Houston, Texas 77066
(Address Of Principal Executive Offices, Including Zip Code)

(281) 397-6730
(Registrant's  Telephone  Number,  Including  Area  Code)

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On November 19, 2007, we completed a private placement of equity securities solely to accredited investors.  Pursuant to the private placement, we issued 1,165,000 shares of our restricted common stock at a price of $14.00 per share for a total gross offering price of $16,310,000 with net proceeds of approximately $15,000,000 to the Company after expenses.  Pursuant to the terms of the transaction, we are obligated to file a registration statement no later than February 15, 2008.  The offer and sale of the common stock was made pursuant to exemptions from the registration requirements of the Act pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder. All of the offers and sales of the common stock were made exclusively to “accredited investors” (as such term is defined in Rule 501(a) of Regulation D) in offers and sales not involving a public offering.  The purchasers purchased the securities for their own account and not with a view towards or for resale. The private placement was conducted without general solicitation or advertising.  Merriman, Curhan, Ford & Co. acted as the placement agent for the transaction.  A copy of the press release for the transaction is provided as Exhibit 99.1

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.	Description

10.1	Stock Purchase Agreement (Form of)

10.2	Amendment to Stock Purchase Agreement (Form of)

10.3	Registration Rights Agreement (Form of)

99.1	Press release dated November 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RICK'S CABARET INTERNATIONAL, INC.

By: /s/ Eric Langan
Date:	November 19, 2007	Eric Langan
Chairman, President/Chief Executive Officer